U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): October 27, 2004

                         5G WIRELESS COMMUNICATIONS, INC.
                (Exact Name of Registrant as Specified in Its Charter)

        Nevada                           0-30448              20-0420885
(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                     Identification No.)

      4136 Del Rey Avenue, Marina Del Rey, California            90292
       (Address of Principal Executive Offices)                 (Zip Code)

     Registrant's telephone number, including area code:  (310) 448-8022




              Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On October 27, 2004, the Registrant's board of directors appointed Kirk L. Haney as an independent board member. A press release announcing these actions of the board of directors is set forth at Exhibit 99 to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.


                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: October 29, 2004                By: /s/ Jerry Dix
                                       Jerry Dix, Chief Executive Officer


                                 EXHIBIT INDEX

Number                   Description

99 Text of Press Release Issued by the Registrant, dated October 28, 2004 (filed herewith).

EX-99                                                  TEXT OF PRESS RELEASE


5G Wireless Taps Cisco Business Development Executive Kirk Haney as Independent Director to Board

MARINA DEL REY, Calif.--(BUSINESS WIRE)----5G Wireless
Communications, Inc. (OTCBB:FGWC), an emerging leader in the wireless broadband industry, announced today that Kirk L. Haney has been appointed an independent director to its Board.

Mr. Haney currently works in Global Business Development for Cisco Systems, Inc. (NASDAQ:CSCO). In this capacity, he was instrumental in creating Cisco's global security sales strategy, which resulted in Cisco surpassing $1bil. in security sales for FY 2004. In addition to leading several of Cisco's enterprise and advanced technology sales and engineering teams, Mr. Haney has also been an advisor to Cisco's Corporate Business Development team on various investment and acquisition candidates.

Prior to his Cisco experience, Mr. Haney held senior management positions in sales, marketing and business development for 3Com Corporation and ArrowPoint Communications (acquired by Cisco). While at ArrowPoint, Mr. Haney led the team that increased revenue from $0 to an $80 million run rate, which eventually led to Cisco's $5.9 billion acquisition of ArrowPoint. In private equity, Mr. Haney has made eight major investments over the last two years and was the lead on two of them.

Mr. Haney holds a BA in Political Science from California State
University, Long Beach, and an MBA from Pepperdine University.

"Kirk's expertise in creating and nurturing top selling organizations will help guide our direct sales and channel development efforts as we accelerate penetration into the university and municipal/public safety markets," stated Jerry Dix, 5G Wireless CEO. "He also possesses the real world insights and connections 5G requires to become a major player in the wireless broadband space. We are delighted to have Mr. Haney as the latest board member bringing the total board members to 5, of which 3 are independent."

About 5G Wireless Communications, Inc.

5G Wireless Communications, Inc., located in Marina del Rey, CA, develops and sells wireless broadband solutions. 5G Wireless customers receive dependable, high-speed Internet access at lower acquisition and implementation costs than most major competitors. 5G Wireless' products are distinguished by their exceptional data rate/range, number of concurrent users, non- line-of-sight capabilities and a unique security protocol. These features are particularly significant through 5G Wireless' use of IEEE 802.11b enhancements for "last mile" roaming and point-to-multi-point networks.

For additional information, please visit www.5Gwireless.com. Or call
800-916-1611.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise which could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited, to those set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

All product or service names mentioned herein are the trademarks of their respective owners.

5G Wireless Communications, Inc. Frank Simonelli, 310-448-8044 frank@5gwireless.com